                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                        North Pittsburgh Systems, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)




Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                  PRELIMINARY

   IT WILL ASSIST MATERIALLY IN THE PREPARATION FOR THE ANNUAL MEETING IF SHAREHOLDERS RETURN THEIR PROXIES PROMPTLY.

                         NORTH PITTSBURGH SYSTEMS, INC.
                               4008 GIBSONIA ROAD
                       GIBSONIA, PENNSYLVANIA 15044-9311
                           TELEPHONE NO. 412-443-9600

                               ------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 1996

                               ------------------

     The Annual Meeting of Shareholders of North Pittsburgh Systems, Inc. will be held on Friday, May 17, 1996 at 2:00 p.m., Eastern Daylight Time, at THE COMPANY'S PRINCIPAL OFFICE, 4008 GIBSONIA ROAD, GIBSONIA, PENNSYLVANIA, for the purpose of considering and acting upon the following matters, as described in the accompanying Proxy Statement:

     1. To elect Directors.

     2. To act upon a proposal to:

        (i) Increase the authorized Capital Stock and reduce the par value of the Common Stock by amending the Company's Articles of Incorporation to increase the total authorized Capital Stock from 10,000,000 shares of Common Stock, par value $.3125 per share, to 50,000,000 shares, 40,000,000 shares of which will be Common Stock, par value $.15625 per share, and 10,000,000 shares of which will be Capital Stock carrying no designation as to terms and classes until so designated by the Company's Board of Directors (see Exhibit A); and

        (ii) Effect a 2 for 1 stock split-up of the Company's Common Stock by issuing 1 additional share of Common Stock at the new par value of $.15625 per share for each Common share already outstanding at the old par value of $.3125 per share.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 9, 1996, as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. If you are unable to do so, please sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope. No postage is required if mailed in the United States.

                                             By Order of the Board of Directors
                                             Allen P. Kimble
                                             Secretary

Dated: Gibsonia, PA
      April 19, 1996

                         NORTH PITTSBURGH SYSTEMS, INC.
                               4008 Gibsonia Road
                       Gibsonia, Pennsylvania 15044-9311
                           Telephone No. 412-443-9600

                               ------------------

                                PROXY STATEMENT
                 FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 17, 1996

                               ------------------

                                    GENERAL

     This Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of North Pittsburgh Systems, Inc. (North Pittsburgh or Company) of Proxies to be used at the Annual Meeting of Shareholders of the Company and any adjournments thereof, to be held at THE COMPANY'S PRINCIPAL OFFICE, 4008 GIBSONIA ROAD, GIBSONIA, PENNSYLVANIA, on May 17, 1996, at 2:00 p.m., Eastern Daylight Time for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors has fixed the close of business on April 9, 1996, as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

     It is anticipated that this Proxy Statement and accompanying proxy card (Proxy) will be mailed to Shareholders for the first time on or about April 19, 1996. Shares represented by a valid Proxy received in time for voting will be voted in accordance with the Shareholder's instructions. If no such instructions are specified, the Proxy will be voted FOR each of the nominees for election as a Director and FOR the proposal to increase the authorized Capital Stock and reduce the par value by amending the Articles of Incorporation to increase the total authorized Capital Stock from 10,000,000 shares of Common Stock, par value $.3125 per share, to 50,000,000 shares, 40,000,000 shares of which will be Common Stock, par value $.15625 per share, and 10,000,000 shares of which will be Capital Stock carrying no designation as to terms and classes until so designated by the Company's Board of Directors and then to effect a 2 for 1 split-up of the Company's issued and outstanding Common Stock. Shareholders may revoke their proxies at any time before such proxies are exercised by giving notice in writing to Allen P. Kimble, Secretary, North Pittsburgh Systems, Inc., 4008 Gibsonia Road, Gibsonia, Pennsylvania 15044-9311, by execution and submission of a Proxy bearing a later date, or by appearing at the Annual Meeting and giving notice of the revocation in person.

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, the Company, if necessary, may use its officers and its regular employees, who will receive no compensation in addition to regular salary or pay, to solicit proxies from Shareholders, either personally, by telephone, facsimile, telegraph or letters. Arrangements will be made by the Company with brokers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record, and the Company will reimburse these persons for reasonable out-of-pocket expenses incurred.

                                 VOTING RIGHTS

     Only Shareholders of record at the close of business on April 9, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At that date, the Company had outstanding and entitled to vote 7,520,000 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share held in respect to the election of Directors and one vote per share for the proposal to amend the Articles of Incorporation and effect a 2 for 1 Common Stock split-up. Three Judges of Election were appointed by the Company's Board of Directors under the authority of the By-Laws of the Company and the Pennsylvania Business Corporation Law to conduct the tabulation of votes in respect to the election of Directors and the proposal to amend the Articles of Incorporation and effect a 2 for 1 Common Stock split-up and to report the results thereof. Election as a Director and approval of the proposal to amend the Articles of Incorporation and effect a 2 for 1 Common Stock split-up requires a favorable vote of the majority of the total shares represented at the meeting. The total shares represented includes abstentions, withheld votes and broker non-votes.

                                STOCK OWNERSHIP

     As of March 15, 1996, Armstrong Utilities, Inc. (Armstrong), a Pennsylvania corporation, the principal business of which is cable television and all of the stock of which is owned by Armstrong Holdings, Inc., a Delaware corporation, held of record 467,870 shares or 6.22% of the Company's 7,520,000 shares of outstanding Common Stock. As of that date, no other entity or individual held of record more than 5% of such stock. A Schedule 13D and amendments thereto have been filed with the Securities and Exchange Commission on the joint behalf of
(i) Jud, Incorporated, a Pennsylvania corporation (holder of 130,520 shares) providing management services, the stock of which is owned by Armstrong Holdings, Inc., (ii) Armstrong, (iii) Armstrong Holdings, Inc. (holder of 18,478 shares) and (iv) Director Jay L. Sedwick and his spouse, Jay L. Sedwick's brother-in-law and his spouse, an unrelated officer of Jud, Incorporated, Armstrong and Armstrong Holdings, Inc., and his spouse and certain other persons, both individually and in respect of certain of their capacities as officers of Jud, Incorporated, Armstrong and Armstrong Holdings, Inc. The aggregate beneficial ownership at March 15, 1996 of those filing the Schedule 13D, or subject to the reporting requirements thereof, was 661,738 shares or 8.80% of the Company's outstanding Common Stock. Each of such persons disclaimed any membership in any "group" as such term is defined in Rule 13d-5 under the Securities Exchange Act of 1934 and the reporting persons have indicated that the stock has been acquired for investment.

     The following table sets forth information with respect to all persons known to the Company who could be beneficial owners of more than 5% of the Company's voting securities as of March 15, 1996 including those persons who by virtue of their relationship to Jud, Incorporated, Armstrong and Armstrong Holdings, Inc. might be deemed to be beneficial owners of the North Pittsburgh stock held by those corporations:

                                    TABLE I

                       BENEFICIAL OWNERS OF MORE THAN 5%
                        OF OUTSTANDING VOTING SECURITIES

      (1)                    (2)                        (3)                (4)
     TITLE             OWNER'S NAME AND          AMOUNT AND NATURE       PERCENT
    OF CLASS           BUSINESS ADDRESS            OF OWNERSHIP         OF CLASS
    --------           ----------------          -----------------     ----------
Common Stock      Armstrong Utilities, Inc.     467,870  Direct             6.22%
                  One Armstrong Place
                  Butler, PA 16001

Common Stock      Jay L. Sedwick                  1,061  Direct             0.01%
                  One Armstrong Place           645,207  Indirect (1)       8.58%
                  Butler, PA 16001

Common Stock      William C. Stewart              8,820  Direct             0.12%
                  One Armstrong Place           632,187  Indirect (2)       8.41%
                  Butler, PA 16001

Common Stock      Kirby J. Campbell               5,300  Direct             0.07%
                  One Armstrong Place           633,387  Indirect (3)       8.42%
                  Butler, PA 16001

- ---------
(1) Jay L. Sedwick, a Director of the Company, is a Director and President of Jud, Incorporated, Chairman of the Board, President and Chief Executive Officer of Armstrong and a Director and President of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 130,520, 467,870 and 18,478 shares respectively held by such corporations, the 12,820 shares held individually by his wife, the 15,319 shares held by the Sedwick Foundation, of which Jay L. Sedwick is a Co-Trustee, and the 200 shares held by the Estate of Jud L. Sedwick, of which Jay L. Sedwick is a Co-Executor, his indirect beneficial ownership would total 645,207 shares.

(2) William C. Stewart, brother-in-law of Jay L. Sedwick, is a Director and Secretary of Jud, Incorporated, a Director, Chief Operating Officer, Executive Vice President and Secretary of Armstrong and a Director and Secretary of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 130,520, 467,870 and

     18,478 shares respectively held by such corporations and the 15,319 shares held by the Sedwick Foundation, of which William C. Stewart is a Co-Trustee, his indirect beneficial ownership would total 632,187 shares.

(3) Kirby J. Campbell is a Director, Chief Financial Officer, Executive Vice President and Treasurer of Jud, Incorporated, Armstrong and Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 130,520, 467,870 and 18,478 shares respectively held by such corporations, the 15,319 shares held by the Sedwick Foundation, of which Kirby J. Campbell is a Co-Trustee, the 200 shares held by the Estate of Jud L. Sedwick, of which Kirby J. Campbell is a Co-Executor, and the 1,000 shares held by him under the PA Uniform Transfers to Minors Act as custodian for two children, his indirect beneficial ownership would total 633,387 shares.

     The following table sets forth information with respect to the beneficial ownership as of March 15, 1996 of individual Directors and of all Directors and Officers as a Group:

                                    TABLE II

                        SECURITY OWNERSHIP OF MANAGEMENT

      (1)                     (2)                        (3)                 (4)
     TITLE                  NAME OF               AMOUNT AND NATURE        PERCENT
    OF CLASS           BENEFICIAL OWNER            OF OWNERSHIP (1)       OF CLASS
    --------           ----------------           -----------------       ---------
Common Stock      Harry R. Brown                  16,213  Direct (2)          0.22%
                                                   6,036  Indirect (3)        0.08%

Common Stock      Charles E. Cole                 29,295  Direct (4)          0.39%
                                                  11,286  Indirect (5)        0.15%

Common Stock      Gerald A. Gorman                 8,000  Direct (6)          0.11%
                                                   3,500  Indirect (7)        0.05%

Common Stock      Richard R. Kauffman             21,200  Direct              0.28%

Common Stock      Frank D. Reese                   4,950  Direct              0.07%
                                                   4,950  Indirect (8)        0.07%

Common Stock      Jay L. Sedwick                   1,061  Direct              0.01%
                                                 645,207  Indirect (9)        8.58%

Common Stock      Charles E. Thomas, Sr.          41,815  Direct              0.56%
                                                  12,843  Indirect (10)       0.17%

Common Stock      Charles E. Thomas, Jr.          13,605  Direct (11)         0.18%
                                                  10,500  Indirect (12)       0.14%

Common Stock      Barton B. Williams              14,610  Direct (13)         0.19%

Common Stock      All Directors and Officers     159,914  Direct              2.13%
                  as a Group (15 Persons)        695,847  Indirect (14)       9.25%

- ---------
 (1) Included in the shares set forth in the table above are (a) shares beneficially owned by the Director, his wife, minor children, and relatives living in his house, and, includable in such table under rules of the Securities and Exchange Commission and (b) shares which are deemed to be beneficially owned because the Director has voting power or power of disposition with respect to the shares. Share amounts are reported as of March 15, 1996 and percentages of share ownership are calculated based upon 7,520,000 shares of Common Stock outstanding as of that date.

 (2) Of the 16,213 shares directly owned by Harry R. Brown, 2,152 shares are held jointly with his wife.

 (3) The 6,036 shares indirectly owned by Harry R. Brown are held individually by his wife.

 (4) Of the 29,295 shares directly owned by Charles E. Cole, 25,648 shares are held jointly with his wife and 87 shares are held for the benefit of Charles E. Cole, IRA.

 (5) Of the 11,286 shares indirectly owned by Charles E. Cole, 7,786 shares are held individually by his wife and 3,500 shares are held by The Profit Sharing Plan of Cole & Huber Medical Associates, a Pennsylvania corporation. Dr. Cole is a participant in the Plan and a major shareholder in the corporation.

 (6) Of the 8,000 shares directly owned by Gerald A. Gorman, 4,500 shares are held jointly with his wife.

 (7) The 3,500 shares indirectly owned by Gerald A. Gorman are held individually by his wife.

 (8) The 4,950 shares indirectly owned by Frank D. Reese are held individually by his wife.

 (9)  For information with respect to the 645,207 shares indirectly owned by Jay
      L. Sedwick, please refer to Note 1 to Table I above.

(10) The 12,843 shares indirectly owned by Charles E. Thomas, Sr. are held individually by his wife.

(11) Of the 13,605 shares directly owned by Charles E. Thomas, Jr., 5,900 shares are held jointly with his wife.

(12) The 10,500 shares indirectly owned by Charles E. Thomas, Jr., are held by him under the PA Uniform Transfers to Minors Act as custodian for five children.

(13) The 14,610 shares directly owned by Barton B. Williams are held jointly with his wife.

(14) The 695,847 shares indirectly owned by all Directors and Officers as a Group include the 645,207 shares indirectly owned by Jay L. Sedwick and described in Note 1 to Table I above.

     No Director, officer or "group" as defined in Rule 13d-5 under the Securities Exchange Act of 1934 is a beneficial owner of more than 5% of the Company's Common Stock by virtue of any voting trust or similar arrangement.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The By-Laws provide that North Pittsburgh shall be managed by a Board of Directors of not less than seven (7) nor more than nine (9) members and that the number of Directors to be elected shall be determined by the Board of Directors prior to the Annual Meeting at which such Directors are to be elected. The Board of Directors has established the number of Directors at nine (9) for the coming year.

     The persons named in the following table will be nominated for election as Directors of North Pittsburgh to serve until the 1997 Annual Meeting of Shareholders and until their successors are elected. All nominees are present Directors of North Pittsburgh and were elected at the 1995 Annual Meeting of Shareholders. The number of shares of Common Stock represented by proxy at the 1995 Annual Meeting of Shareholders held May 19, 1995 was 6,885,605 or 91.6% of the 7,520,000 outstanding shares of such stock on that date.

     It is the intention of the proxies to vote for the election of nine (9) Directors and unless authority to vote for any or all individual nominees is withheld, it is the intention of the proxies to vote for the election of the nominees listed in the following table. If any of the following nominees should become unavailable as a candidate for any reason, which is not anticipated, the Board of Directors in its discretion may designate a substitute nominee, in which event votes will be cast for such substitute nominee pursuant to the accompanying Proxy, or offer a resolution to the meeting to reduce the number to be nominated.

     The information in the table which follows includes as to each such nominee, the nominee's age, the year in which service commenced as a Director of North Pittsburgh, the nominee's current positions and offices held with North Pittsburgh, the nominee's business experience during the past five years and certain other information. Individual shareholdings of each nominee may be found above in Table II, Security Ownership of Management.

                       NOMINEES FOR ELECTION AS DIRECTORS
                        AND INFORMATION CONCERNING THEM

BIOGRAPHICAL SUMMARIES OF NOMINEES /1/

     Unless otherwise specified, "North Pittsburgh" as used below means North Pittsburgh Systems, Inc. since May 31, 1985 and North Pittsburgh Telephone Company, its predecessor, before that date. Positions and experience related only to North Pittsburgh Telephone Company, the Company's principal subsidiary, are also presented.

HARRY R. BROWN                           Director of North Pittsburgh since 1989

Vice President of North Pittsburgh Systems, Inc. and Vice President--Operations of North Pittsburgh Telephone Company

     Mr. Brown, 59, has been Vice President of North Pittsburgh Systems, Inc. since 1992 and Vice President-- Operations of North Pittsburgh Telephone Company since 1987. Mr. Brown also held the following North Pittsburgh positions:
Assistant Vice President--Operations from 1986 to 1987, Network Engineering Manager from 1984 to 1986 and Equipment Supervisor from 1975 to 1984.

DR. CHARLES E. COLE                      Director of North Pittsburgh since 1968
Physician--Cole & Huber Medical Associates

     Dr. Cole, 65, is a physician practicing as Cole & Huber Medical Associates in the Town of McCandless, PA.

GERALD A. GORMAN                         Director of North Pittsburgh since 1979

President of North Pittsburgh Systems, Inc. and President and General Manager of North Pittsburgh Telephone Company

     Mr. Gorman, 66, has been President of North Pittsburgh Systems, Inc. since 1994, President since 1993 and General Manager since 1992 of North Pittsburgh Telephone Company, Executive Vice President of both Companies from 1992 to 1994, Vice President--Finance from 1972 to 1992, Assistant General Manager from 1986 to 1992, Secretary from 1968 to 1993 and Treasurer from 1968 to 1979.

RICHARD R. KAUFFMAN                      Director of North Pittsburgh since 1980
Executive Vice President and Chief Executive Officer of The National Bank of Coxsackie

     Mr. Kauffman, 54, has been Executive Vice President and Chief Executive Officer of The National Bank of Coxsackie, Coxsackie, NY, since August, 1991. He previously served as Executive Vice President and Chief Operating Officer of The Sussex Trust Company, Georgetown, DE from January, 1991 to July, 1991 and Executive Vice President for the same company from March, 1990 to January, 1991. Prior thereto, Mr. Kauffman was a private investor in 1989, President of Valley National Bank in Freeport, PA from 1982 to 1988 and Executive Vice President of the same bank from 1978 to 1982.

FRANK D. REESE                           Director of North Pittsburgh since 1974

Director of Future Technology and Product Planning of North Pittsburgh Telephone Company

     Mr. Reese, 78, has been Director of Future Technology and Product Planning of North Pittsburgh Telephone Company since May, 1994. Mr. Reese also held the following North Pittsburgh positions: President from 1979 to

- ---------
/1/ Unless otherwise indicated, a nominee has had the same principal occupation for the past five years. Only directorships in companies with a class of equity securities registered pursuant to the Securities Exchange Act of 1934, or otherwise subject to its periodic reporting requirements, are listed. No corporation or organization listed herein is a parent, subsidiary or other affiliate of North Pittsburgh Systems, Inc. or its subsidiaries. There are no arrangements or understandings among any director, North Pittsburgh Systems, Inc. or its subsidiaries or any other person pursuant to which a director was or is to be selected.

1994, Chief Executive Officer from 1992 to 1993, General Manager from 1975 to 1992, Executive Vice President from 1972 to 1979 and Assistant General Manager from 1974 to 1975.

JAY L. SEDWICK                           Director of North Pittsburgh since 1980
Chairman, President and Chief Executive Officer of Armstrong Utilities, Inc.

     Mr. Sedwick, 61, is Chairman, President and Chief Executive Officer in a number of companies comprising the Armstrong Group of Companies (engaged in the business of telephony, cable television, home security and real estate in several states). He has been the Chairman of Armstrong Utilities, Inc. in Butler, PA since 1993 and President and Chief Executive Officer of the same company since 1988. Mr. Sedwick also served in various officer capacities for Armstrong Utilities, Inc. from 1963 to 1988.

CHARLES E. THOMAS, SR.                   Director of North Pittsburgh since 1957
Chairman of Board of Directors of North Pittsburgh

     Mr. Thomas, 82, has been Chairman of the Board of Directors of North Pittsburgh since 1968. Mr. Thomas has also been a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA, since the formation in 1991 of this firm which is retained as general counsel for North Pittsburgh. Previous thereto, he was a partner in the law firm of Thomas & Thomas from 1977 to 1990. Mr. Thomas is also a director of Denver and Ephrata Telephone and Telegraph Company, Ephrata, PA.

CHARLES E. THOMAS, JR.                   Director of North Pittsburgh since 1993
Partner of Thomas, Thomas, Armstrong & Niesen

     Mr. Thomas, Jr., 53, son of Charles E. Thomas, Sr., Chairman of the Board, has been a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA, since the formation of this firm in 1991, concentrating in public utility, securities regulation and corporate law. Previous thereto, he was a partner in the law firm of Thomas & Thomas from 1977 to 1990.

BARTON B. WILLIAMS                       Director of North Pittsburgh since 1986
President of Parks Moving and Storage, Inc.

     Mr. Williams, 54, has been President of Parks Moving and Storage, Inc., Warrendale, PA since 1973.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors, which held seventeen meetings during 1995, does not have standing audit or nominating committees, but rather acts as a committee of the whole with respect to these functions. Charles E. Thomas, Sr., Chairman of the Committee, Charles E. Cole, Frank D. Reese and Gerald A. Gorman serve, without compensation, as an Executive Committee of North Pittsburgh Systems, Inc. and subsidiaries with full power of the Board of Directors when the Board is not in session and action is considered necessary and in the best interests of each company. Two Executive Committee meetings were held in 1995. Charles E. Thomas, Sr., Chairman of the Committee, Charles E. Cole, Richard R. Kauffman, Frank D. Reese, Jay L. Sedwick, Charles E. Thomas, Jr. and Barton B. Williams serve, without compensation, as a Compensation Committee and, in respect to compensation for 1995, held one meeting (see Compensation Committee Report on Executive Compensation).

                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The Summary Compensation Table below shows the total compensation of Gerald A. Gorman and of Harry R. Brown, the only Executive Officers whose compensation exceeded $100,000 during 1995.

                         SUMMARY COMPENSATION TABLE(1)

         (a)
         NAME                              (c)                (i)
         AND               (b)     ANNUAL COMPENSATION     ALL OTHER
  PRINCIPAL POSITION      YEAR            SALARY         COMPENSATION
  ------------------      ----     --------------------  ------------
Gerald A. Gorman*            1995      $    135,450(2)     $  15,891(3)
                             1994           129,000           15,065
                             1993           121,917           13,129

Harry R. Brown**             1995      $    113,600(2)     $  15,126(3)
                             1994           108,200           14,337
                             1993           104,200           12,647

- ---------
 * President of North Pittsburgh Systems, Inc. since 1994; President since 1993 and General Manager since 1992 of North Pittsburgh Telephone Company; Executive Vice President from 1992 to 1994, Vice President--Finance and Assistant General Manager in 1992, Secretary in 1992 and 1993 of both companies. Mr. Gorman was also a Director of both companies in all three years.

**   Vice President of North Pittsburgh Systems, Inc.; Vice
     President--Operations of North Pittsburgh Telephone Company and a Director of both companies in all three years.

NOTES TO SUMMARY COMPENSATION TABLE:

(1) The Summary Compensation Table reflects salary (both cash and deferred), Director fees and Company contributions to a defined contribution plan only. No other forms of compensation such as Bonus, Restricted Stock Awards, Stock Appreciation Rights, Options or Long Term Incentive Payments exist.

(2) The Company has a Deferred Compensation Plan (Plan) under which the Chairman of the Board of Directors, the President, any Vice President and the Treasurer of the Company can elect to defer portions of their regular monthly salaries up to a maximum of $5,000 per month. Any individual deferred compensation agreements executed under the Plan expire on the date of retirement or on such other date as may be agreed upon. Distribution of deferred salary amounts begins upon the individual's retirement, termination, death or disability, whichever event occurs first. Under such Deferred Compensation Plan, Mr. Gorman, during 1995, deferred $1,000 per month of his regular monthly salary. The distribution of such deferred amount will begin within thirty (30) days of the earliest of Mr. Gorman's actual retirement date, termination date, date of death or date of permanent disability, whichever first occurs.

(3) Messrs. Gorman and Brown received, in 1995, $11,150 each as compensation as Directors. No amounts were paid for special or committee assignments. In 1995, annual contributions were made to the North Pittsburgh Telephone Company Employees' Savings and Retirement Plan (401-K) for the benefit of Messrs. Gorman and Brown in the amounts of $4,741 and $3,976, respectively.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Directors Charles
E. Thomas, Sr., Charles E. Cole, Richard R. Kauffman, Frank D. Reese, Jay L. Sedwick, Charles E. Thomas, Jr. and Barton B. Williams, acting as a Compensation Committee met on December 2, 1994 for the purpose of determining Officers' Compensation for 1995. They had available for use, as a general basis for consideration, information obtained from executive compensation seminars and salary levels for comparable positions, both nationally and regionally, in other utilities (including telephone companies) and in other general industry segments. Also considered were Officer salary levels existing in 1994, changes in the telephone industry as a whole, the effect of these changes on the Company and the responsibilities of Officers relating to these changes. As was done for 1994, the Compensation Committee recommended setting the annual salary compensation for Officers at levels which considered the Officer's responsibilities, the salary structures of comparable telephone companies, the salary structures of other industries in and around the Pittsburgh area, inflation and merit. This latter factor, as determined by the Compensation Committee, was not based solely on traditional performance measures which may exist in other industries such as sales, earnings, return on equity, etc. (see Performance Graph), but rather reflected one of the basic philosophies of the Company, namely, that Officers are charged with the principal responsibility of providing quality telephone communication services at reasonable prices and, at the same time, enhancing Shareholder values. In the opinion of the Committee, these objectives have been met successfully over the past five or more years. The amounts set forth in the Summary Compensation Table reflect the salary levels recommended by the Compensation Committee in December, 1994.

COMPENSATION COMMITTEE:

Charles E. Thomas, Sr.--Chairman
Charles E. Cole
Richard R. Kauffman
Frank D. Reese
Jay L. Sedwick
Charles E. Thomas, Jr.
Barton B. Williams

     The following Performance Graph provides Shareholders with a comparison of the total return experienced by the Company in relation to the broad equity market indexes shown thereon.

                                  PERFORMANCE GRAPH



                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
               AMONG NPSI, S&P TELEPHONE INDEX AND NASDAQ INDEX
Measurement period                    S&P Telephone       NASDAQ
(Fiscal year Covered)      NPSI           Index           Index
- --------------------      ------      -------------      --------
Measurement PT -
  12/31/90                $100.00        $100.00          $100.00

FYE 12/31/91               114.39         107.54           156.85
FYE 12/31/92               125.96         117.85           181.08
FYE 12/31/93               141.64         136.02           207.79
FYE 12/31/94               174.12         134.43           201.17
FYE 12/31/95               285.49         202.81           288.24


     The above Performance Graph provides an indicator of cumulative total shareholder returns over a five-year period for the Company (North Pittsburgh Systems, Inc. (NPSI)) as compared with the National Association of Security Dealers Automated Quotation System (NASDAQ) Composite Index and the Standard and Poor's (S&P) Telephone Index. "Total shareholder returns" assumes the reinvestment of dividends. The Graph also assumes that $100 was invested on December 31, 1990 in NPSI, the S&P Telephone Index and the NASDAQ Index. For example, NPSI's base of $100 at the beginning of the period, on a total return basis, is calculated to be approximately $285 at the end of the five-year period, a gain of approximately 185% over such period.

     RETIREMENT BENEFIT TABLE. The following table illustrates estimated annual benefits (average annual earnings multiplied by a benefit factor of 1.4% multiplied by years of service) payable to Participants at their respective retirement dates under the Company's Retirement Plan, or in the case of Mr. Gorman, under both the Company's Retirement Plan and the Company's non-qualified retirement benefits plan covering deferred compensation as explained in Note (3) to this Table.

                            RETIREMENT BENEFIT TABLE

AVERAGE ANNUAL EARNINGS USED               YEARS OF SERVICE
   AS BASIS FOR COMPUTING        -----------------------------------
    RETIREMENT BENEFITS          10         20         30         40
    -------------------          --         --         --         --
         $  100,000           $  14,000  $  28,000  $  42,000  $  56,000
            110,000              15,400     30,800     46,200     61,600
            120,000              16,800     33,600     50,400     67,200
            130,000              18,200     36,400     54,600     72,800
            140,000              19,600     39,200     58,800     78,400
            150,000              21,000     42,000     63,000     84,000
            160,000              22,400     44,800     67,200     89,600

- ---------

NOTES TO RETIREMENT BENEFIT TABLE:

(1) The compensation amounts paid to Mr. Gorman and Mr. Brown for 1995 of $135,450 and $113,600, respectively, as shown in the Annual Compensation-Salary column of the Summary Compensation Table, are covered under the Company's Retirement Plan and/or the Company's non-qualified retirement benefits plan. Mr. Gorman and Mr. Brown as of December 31, 1995, had accumulated 29.84 and 35.28 years of credited service, respectively, under the Retirement Plan.

(2) Benefits listed in the Table are not subject to any deductions for Social Security or other offset amounts.

(3) The Company's Retirement Plan (Retirement Plan) provides retirement benefits to all full-time employees, age 21 and over, generally based on average basic monthly compensation, excluding overtime earnings or other amounts earned, during the highest sixty (60) months of employment. The amount of contribution or accrual applicable to an individual in respect to this defined benefit plan cannot be calculated readily. However, the aggregate cash contribution required for the Retirement Plan year ended October 31, 1995 was equal to 9.1% of the total covered remuneration of all Participants in the Retirement Plan. Although deferrals of regular salary amounts under the Company's Deferred Compensation Plan are not considered as being covered remuneration in the Retirement Plan, the Company's position in respect to an officer's fixed annual salary set by its Board of Directors is that the entire amount of such salary, deferred or not, should be included in the remuneration base used to calculate retirement benefits. Accordingly, in addition to the Retirement Plan, the Company adopted a non-qualified retirement benefit plan under which retirement benefits will be calculated on any amounts of regular salary that have been deferred under the Company's Deferred Compensation Plan. The non-qualified retirement plan is designed so that an officer who has deferred part of his regular fixed salary will receive exactly the same total retirement benefits that he would have received if no deferments of monthly salary had been made. As shown in Note (2) to the Summary Compensation Table, Mr. Gorman has elected to defer part of his regular salary. The normal retirement date under the Retirement Plan is the first day of the month following a Participant's 65th birthday; however, employment after a normal retirement date is includable in benefit calculations. Mr. Gorman had 29.7 years of credited service on his normal retirement date.

PROPOSAL NO. 2: CHANGE IN THE AUTHORIZED CAPITAL STOCK AND COMMON STOCK SPLIT-UP

     The authorized Capital Stock of the Company now consists of 10,000,000 shares of Common Stock with a par value of $.3125 per share, 7,520,000 shares of which are issued and outstanding.

     The Board of Directors unanimously believes that it would be in the best interests of the Company and its Shareholders to:

          (i) Amend the Company's Articles of Incorporation to increase the total authorized Capital Stock from 10,000,000 shares of Common Stock, par value $.3125 per share, to 50,000,000 shares, 40,000,000 shares of which will be Common Stock, par value $.15625 per share, and 10,000,000 shares of which will be Capital Stock carrying no designation as to terms and classes until so designated by the Company's Board of Directors (see Exhibit A); and

          (ii) Effect a 2 for 1 stock split-up of the Company's Common Stock by issuing 1 additional share of Common Stock at the new par value of $.15625 per share for each Common share already outstanding at the old par value of $.3125 per share.

     The proposed actions in (i) and (ii) above are dependent upon each other and are considered one proposal, i.e., the 2 for 1 Common Stock split-up cannot be accomplished without an increase in authorized Capital Stock.

     Upon such increase in the authorized shares of Capital Stock and the Common Stock split-up, the Common Stock of the Company would retain the same designations and terms as presently exist except for the reduction in par value to $.15625 per share. No holders of Common Stock of the Company have any preemptive rights.

     Resolutions authorizing the change in authorized Capital Stock and the Common Stock split-up will be offered at the Annual Meeting of Shareholders and for approval will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock.

     If Proposal No. 2 is approved, the change in authorized Capital Stock will be accomplished by the execution and filing of Articles of Amendment, amending the Company's Articles of Incorporation. The proposed Amendment is set forth in its entirety in Exhibit A to this Proxy Statement. In respect to the Common Stock split-up, the Shareholders will not have to surrender their present stock certificates. Instead, certificates for the additional shares of Common Stock to which they are entitled will be mailed to Shareholders of record, on a record date to be hereafter fixed by the Board of Directors with respect to the effectuation of the stock split-up, together with an appropriate sticker to be affixed to the presently outstanding Common Stock certificates showing the change in the par value of the Company's Common Stock to $.15625 per share. Shareholders will be advised of the record date and distribution date for the additional shares as soon as such dates have been fixed by the Board of Directors. Appropriate stickers and certificates representing additional shares would be mailed as soon as practicable thereafter.

     The Board of Directors believes that the Common Stock split-up is in the best interests of the Company and its Shareholders as it will broaden the market, lower the market price and improve the marketability of the Common Stock. However, if the stock split-up is approved, in those instances thereafter where stock is traded through a broker, the brokerage commission may be increased assuming the same dollar amount of shares is traded.

     It should also be noted that if Proposal No. 2 is approved and implemented, 24,960,000 shares of authorized Common Stock will remain unissued after the split-up and will be subject to subsequent issue at the discretion of the Board of Directors for any proper corporate purposes without Shareholder approval. In addition, 10,000,000 shares of authorized Capital Stock, without designation as to class and terms, will remain unissued and will be subject to subsequent action as to designation, class, terms and issue at the discretion of the Board of Directors for any proper corporate purposes without Shareholder approval (see Exhibit A).

     The authorization of shares over and above the number needed to carry out the proposed Common Stock split-up is sought in order to obviate the necessity of future amendments should the Company hereafter determine to issue additional shares of Common Stock. Although the Board has no present plans for the issuance of additional shares of Common Stock other than to effect the stock split-up, it is believed that in connection with the Company's growth and development, it is in the best interests of the Shareholders of the Company to have both additional shares of Common Stock and shares of undesignated Capital Stock available for issuance so that the Company is in a flexible position to meet future contingencies for which the issuance of Common Stock or other class of shares of Capital Stock may be deemed advisable.

     In the opinion of Thomas, Thomas, Armstrong & Niesen, Harrisburg, Pennsylvania, counsel for the Company, no taxable gain or loss will result to the Company's Common Shareholders from the stock split-up under existing Federal or Pennsylvania tax laws.

     Once again, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve Proposal No. 2. It is the intention of the proxies to vote FOR Proposal No. 2.

  The Board of Directors recommends a vote FOR the adoption of Proposal No. 2.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Under the Company's By-Laws, the Board of Directors has the authority to appoint a firm of accountants to conduct an annual examination of the financial status, property and affairs of the Company. In accordance with such authority, KPMG Peat Marwick LLP, which has audited the financial statements of the Company annually since 1952, has been appointed by the Board of Directors to provide audit and tax services for the year ending December 31, 1996. As a consequence, no recommendations will be made at the 1996 Annual Meeting in respect to accountants and this matter will not be submitted for a vote at the meeting.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement, if he/she so desires, and will be available to respond to appropriate questions by Shareholders.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended for presentation at the 1997 Annual Meeting must be received at the office of the Secretary, North Pittsburgh Systems, Inc., 4008 Gibsonia Road, Gibsonia, PA 15044-9311 not later than December 20, 1996 in order to be eligible to be included in the Company's Proxy Statement for that meeting. It is recommended that Shareholder proposals be sent to the Company by Certified Mail, Return-Receipt Requested.

                                 OTHER MATTERS

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any other business shall properly come before the meeting, votes may be cast pursuant to the proxies solicited hereby in respect to such other business in accordance with the best judgment of the person or persons acting under the proxies.

     Accompanying this Proxy solicitation material is a copy of the Company's Annual Report for the year 1995, which includes the following audited financial statements: Consolidated Balance Sheets as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, Consolidated Statements of Earnings, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows. The Annual Report is submitted for the general information of the Company's Shareholders and is not intended to induce, or for use in connection with, any sale or purchase of securities of the Company, nor should it be regarded as Proxy soliciting material or as a communication by means of which any solicitation is made.

                                             By Order of the Board of Directors
                                             Allen P. Kimble
                                             Secretary

Dated: April 19, 1996

                                                                       EXHIBIT A

                       CHANGE IN AUTHORIZED CAPITAL STOCK

     If Proposal No. 2 is adopted, Article 5 of the Company's Articles of Incorporation will be restated and amended to read in its entirety as follows:

     "5. The aggregate number of shares which the corporation shall have authority to issue is:

          (a) The Corporation shall have the authority to issue a total of 50,000,000 shares of Capital Stock. Of the 50,000,000 shares of Capital Stock, 40,000,000 shares shall be Common Stock, par value $.15625 per share. The Board of Directors, at such time or times as it believes appropriate, may divide the remaining 10,000,000 shares of Capital Stock of the Corporation into one or more classes of shares of Common Stock, the voting power per share of which shall not be greater than the voting power per share of the Common Stock issued and outstanding on April 9, 1996, and/or one or more classes and series of Preferred Stock, with par or stated value. The determination of the voting rights, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the shares of any such class or classes of stock shall be accomplished by an amendment to this Article 5 solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations."

                         NORTH PITTSBURGH SYSTEMS, INC.
                               4008 GIBSONIA ROAD
                            GIBSONIA, PA 15044-9311

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Gerald A. Gorman, Allen P. Kimble and Charles E. Cole, and/or any one or more of them, each with the power to appoint his substitute, as proxies of the undersigned and authorizes them to represent and to vote, as designated below, all shares of Common Stock of North Pittsburgh Systems, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 17, 1996 and at any adjournments thereof.

1. ELECTION OF DIRECTORS       [ ] FOR all nominees listed below:    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below:


  Harry R. Brown, Charles E. Cole, Gerald A. Gorman, Richard R. Kauffman, Frank D. Reese, Jay L. Sedwick, Charles E. Thomas, Sr., Charles E. Thomas, Jr., Barton B. Williams

(INSTRUCTION--To withhold authority to vote for any individual nominee write that nominee's name in the space below)

- --------------------------------------------------------------------------------

2. Proposal to:

    (i) Amend the Company's Articles of Incorporation to increase the total authorized Capital Stock from 10,000,000 shares of Common Stock, par value $.3125 per share, to 50,000,000 shares, 40,000,000 shares of which will be Common Stock, par value $.15625 per share, and 10,000,000 shares of which will be Capital Stock carrying no designation as to terms and classes until so designated by the Company's Board of Directors (see Exhibit A); and

    (ii) Effect a 2 for 1 stock split-up of the Company's Common Stock by issuing 1 additional share of Common Stock at the new par value of $.15625 per share for each Common share already outstanding at the old par value of $.3125 per share.

                   [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

                   (Continued and to be signed on other side)

        The Proxies may vote in their discretion on any other business as may properly come before the meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES IN THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION AND THEN EFFECT A 2 FOR 1 COMMON STOCK SPLIT-UP AS DESCRIBED IN ITEM 2 ABOVE.

    Please sign exactly as name appears below. If stock is held in joint names, both must sign. When signing as attorney, executor, administrator, custodian, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                            Dated........................., 1996

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THE PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.


                                               .................................
                                                         (Signature)

                                               .................................
                                                   (Signature if held jointly)